Exhibit 99.1

FOR MORE INFORMATION:                                   FOR IMMEDIATE RELEASE:
Timothy J. Lordan,                                      November 9, 2004
Vice President and Director, Investor Relations
THE ROUSE COMPANY
10275 Little Patuxent Parkway
Columbia, Maryland 21044
(410) 992-6546
www.therousecompany.com
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              SHAREHOLDERS OF THE ROUSE COMPANY APPROVE MERGER
                    WITH GENERAL GROWTH PROPERTIES, INC.

Columbia, Maryland - Officials at The Rouse Company (NYSE: RSE) announced today that, at the special meeting of Rouse shareholders held this morning, the holders of more than the requisite two-thirds of its common shares approved the merger of a subsidiary of General Growth Properties, Inc. (NYSE: GGP) with and into Rouse.

Headquartered in Columbia, Md., The Rouse Company was founded in 1939 and became a public company in 1956. A premier real estate development and management company, The Rouse Company, through its numerous affiliates, operates more than 150 properties encompassing retail, office, research and development and industrial space in 22 states. Additionally, the Company is the developer of the master-planned communities of Columbia and Fairwood in Maryland, Summerlin, along the western edge of Las Vegas, Nevada and Bridgelands, a new project on the western side of Houston, Tex. The Company is also an investor in The Woodlands, a planned community north of Houston, Tex.